 EXHIBIT 10.1

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of November 7, 2025 (“Contract Date”), by and between MDRR XXV Depositor 1, LLC, a Delaware limited liability company (the “Contributor”) and MDRR XXV DST 1, a Delaware statutory trust, or its designee (the “Contributee”).

RECITALS

WHEREAS, the Contributor is the holder of a fee simple interest in that certain real property located at 312 East Nine Mile Road in the City of Pensacola, County of Escambia, State of Florida (the “Property”).

WHEREAS, the Contributor purchased the Property using proceeds from a loan in the amount of $14,700,000 made to the Contributor (the “Existing Indebtedness”) by Farmers and Merchants Bank of Long Beach, a California corporation (“Existing Lender”) which Existing Indebtedness is secured by, among other security, by the Property pursuant to a Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated as of July 10, 2025 made by Contributor in favor of Existing Lender (the “Existing Lien”).

WHEREAS, the Contributor desires to contribute all of its right, title and interest in and to the Property, free and clear of all liens, security interests, prior assignments or conveyances, conditions, reservations, restrictions, and encumbrances whatsoever and all other defects or imperfections in title, including any preexisting liabilities for operating expenses incurred by Contributor or its affiliates under any lease affecting the Property to the extent the payment thereof is necessary or appropriate to avoid any encumbrances with respect to the Property, to maintain critical services to the Property, or to ensure the continuing relationship with any related providers to the extent material to the Property (collectively, “Encumbrances”), to the Contributee in exchange for, and in accordance with the terms and subject to the conditions, and for the consideration, specified in this Agreement.

WHEREAS, in connection with and as of the closing of the above described contribution, the Existing Lender will release the Existing Lien upon the payment of the Cash Amount (defined below) to the Existing Lender.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. Contribution of the Property; Incorporation of Recitals. All of the preceding Recitals are hereby incorporated into this Agreement as though separately set forth in the body of this Agreement.  The Contributor agrees to contribute, transfer, convey and assign to the Contributee, and the Contributee agrees to accept the contribution, transfer, conveyance and assignment of the Property, free of Encumbrances, except for the Permitted Exceptions (defined below), pursuant to the terms and conditions set forth in this Agreement.

2. Real Property Description. The defined term “Real Property” as used henceforth in this Agreement shall include all of the rights, title and interest of the Property more fully described on Exhibit A together with all of the right, title and interest in and to all buildings, structures, fixtures, parking areas, easements, rights-of-way and improvements on the real property, including without limitation all (if any) of the personal and other property related to or located on the Property and used or useful in the operation of the Property, such as (i) tangible personal property (i.e., supplies, vehicles, machinery, equipment, furniture and trade fixtures,

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computers and related hardware and software), (ii) agreements, contracts, subcontracts, warranties, guarantees, or other similar arrangements or rights thereunder, (iii) franchises, approvals, consents, permits, licenses, orders, registrations, certificates, certificates of occupancy, exemptions and similar rights obtained from governments or agencies or any other written authorizations necessary for the use or ownership of the Property, (iv) all right, title and interest, if any, of the Contributor in and to any land lying in the bed of any street, road or avenue opened or proposed in front of or adjoining the Property to the center line thereof, and all (if any) right, title and interest of the Contributor in and to any award or payment made, or to be made (x) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Property; (y) for damage to the Property or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue; and (z) for any taking in condemnation or eminent domain of any part of the Property, (v) leases, subleases, licenses and other occupancy agreements to which the Contributor is a party and, except as otherwise expressly provided in Section 9.E of this Agreement, the rents, profits and other rights granted thereunder, (vi) prepayments and, except as otherwise expressly provided in Section 9.E of this Agreement, deferred items, claims, deposits, refunds, causes of action and rights of recovery, (vii) except as otherwise expressly provided in Section 9.E of this Agreement, accounts, accounts receivable, reserve funds,  and other receivables, (viii) telephone numbers, books, records, ledgers, files, documents, correspondence and lists, (ix) drawings and specifications, architectural plans, advertising and promotional materials, studies and reports, (x) intangibles including trade or business names, logos, trademarks, goodwill and going concern value and (xi) utilities, reservations, hereditaments, privileges, tenements, opportunities, strips, gores, easements and other rights and benefits running with the land. The term “Real Property” shall not include any current or contingent debts, liabilities or obligations of the Contributor.

3. Consideration.

A.  The Consideration (defined below) shall consist of the Class 2 Beneficial Interests issued by the Contributee to the Contributor.  On the Closing Date, the Class 2 Beneficial Interests shall be paid by delivery of the same to the Contributor, and be evidenced by an Amended and Restated Trust Agreement of the Contributee to be entered into on or before the Closing Date (as defined below) (the “Contributee Trust Agreement”). The parties to this Agreement shall take such additional actions and execute such additional documentation as may be required by the Contributee Trust Agreement in order to effect the transactions contemplated by this Agreement.

B.  “Consideration” means the consideration for which the Contributor agrees to contribute, transfer, convey and assign the Property to the Contributee.  The Consideration will be based on the Property Value (as such term is defined on Exhibit B attached hereto), and subject to customary closing adjustments and prorations (the “Contribution Value”).

C. “Cash Amount” means such amount of cash as is required to be paid to Existing Lender to cause Existing Lender to release the Existing Lien upon Closing (as defined below).

D.  “Class 2 Beneficial Interests” means all of the class 2 beneficial interests of the Contributee with value as determined in accordance with Exhibit B.

4. Term of Agreement. If the Closing (as defined in Section 5.A. of this Agreement) does not occur on or before a date that is one year from the Contract Date (the “Termination Date”), this Agreement shall be deemed terminated and shall be of no further force and effect and no party hereto shall have any further obligations pursuant to this Agreement except as specifically set forth in this Agreement.

5. Closing Date and Closing Procedures and Requirements.

A. Closing Date.  The “Closing Date” or “Closing” of this Agreement and the completion of the acquisition of the Property by the Contributee shall be on a date upon which the parties mutually agree; provided, however, the conditions of Section 9 and 10 of this Agreement have been met or waived.  Closing shall take place at the offices of Williams Mullen, 200 South 10th Street, Suite 1600, Richmond, Virginia, or at such other place as the parties hereto may agree upon.

B. Conveyance of Title and Delivery of Closing Documents.

(i)By the Closing Date, (A) the Contributor shall have delivered (i) all documents attached to this Agreement and incorporated herein by this reference, and (ii) to the extent required by the Code, a non-foreign status affidavit pursuant to Section 1445 of the Code, in customary form, duly executed by the Contributor, and (B) the parties hereto shall have submitted to the Title Company any other documents reasonably required by the Title Company for Closing. The Contributor shall provide such normal and customary undertakings, at no cost and expense to the Contributor, as the Title Company may require to issue the Title Policy to the Contributee.

(ii)At Closing, the Contributee shall deliver to the Contributor: (a) the fully executed, true and complete copy of the Contributee Trust Agreement, reflecting the issuance of the Class 2 Beneficial Interests to the Contributor; (b) the Cash Amount, which may, at Contributor’s direction, be paid directly to Existing Lender by Escrow Agent; and (c) a closing statement conforming to the relevant provisions of this Agreement (“Closing Statement”).  At Closing, the Contributor shall deliver: (a) an executed counterpart of item (c) of the preceding sentence; and (b) evidence of the release of the Existing Lien satisfactory to Contributee in its sole discretion.

C. Payment of Consideration at Closing. On the Closing Date, the Contributee shall transfer the Consideration to the Contributor, pursuant to Section 3 of this Agreement. Simultaneously with the delivery of the Consideration, the Contributor will contribute, transfer, convey, assign and deliver to the Contributee its respective right, title and interest in and to the Property, free and clear of all Encumbrances.

D. Closing Costs.  Contributee shall pay the escrow fee charged by the Escrow Agent, the basic premium for the Standard Owner Title Policy, the recording and any transfer taxes for the Special Warranty Deed, any documentary stamp fees or similar transfer taxes assessed on the transaction. The Contributee shall be responsible for the cost of any third party inspection reports, the cost of any Updated Survey obtained by the Contributee, any mortgagee’s or loan policy of title insurance, the cost of endorsements to the Title Policy or the cost of an extended Owner’s Title Policy if requested by the Contributee or its lender, the cost of preparing any documentation associated with the loan for the acquisition of the Property, any appraisals that may be required by the lender, the recording fees for the grant deed, and any documentary stamp fees or similar transfer taxes assessed on the transaction. The Contributee shall pay all other closing costs which are normally assessed by the Title Company against a contributor or contributee in a transaction in the county where the property is located. The allocation of the Consideration between the Contributor and the Contributee shall be determined solely between said entities.

E. Real Estate Prorations and Payments: Closing and Post Closing.  Rents, interest if required on any security deposits, operating expenses and ad valorem taxes for the then current year shall be prorated at the Closing effective as of the date of Closing.  Any cash security deposits held by Contributor shall be credited to Contributee. In the event that the Contributee incurs the cost to remove any Encumbrances in order to obtain title to the Property free and clear of any such Encumbrances, the Contributee shall be entitled to a credit against the Consideration to be reflected on the Closing Statement. If the Closing shall occur before the ad valorem tax rate or assessment is fixed for the then year, the apportionment of the taxes shall be upon the basis of the tax rate and/or assessment for the preceding year applied to the latest assessed valuation, but any difference in actual and estimated taxes for the year of contribution actually paid by Contributor shall be adjusted between the parties upon receipt of written evidence of the payment thereof.  Prior to Closing, Contributor and Contributee shall mutually agree upon all of the proposed adjustments and prorations. Ninety (90) days following the Closing Date, a post-closing “true-up” shall take place to adjust prorations of items necessary and/or incidental to the operation of the Property including any rents, fees, security deposits, service contracts, and other revenues and expenses therefrom as of the Closing Date in a manner customary in the respective jurisdiction; provided, however, that any such post-closing true-up shall be for informational purposes and shall not serve to adjust, whether upward or downward, the Consideration delivered to the Contributor  hereunder.

F. Risk of Loss.

(i)If all or any portion of the Real Property is taken, or becomes subject to a pending taking, by eminent domain, or is conveyed in lieu thereof, and such taking or conveyance has a material, adverse effect on the continuing use and operation of the Property, as the Property is operated as of the Contract Date, or if the Contributor receives written notice of any rezoning of all or any portion of the Real Property, then, as of the Closing, the Contributor shall deliver to the Contributee the amount of any award or other proceeds on account of such taking, conveyance or casualty which have been actually paid to the Contributor prior to the Closing Date as a result of such taking, conveyance or casualty (less all costs and expenses, including, without limitation, attorneys’ fees and costs, incurred by the Contributor as of the Closing Date in obtaining payment of such proceeds or in repairing or restoring the Real Property) and, to the extent such award or proceeds have not been delivered to the Contributor, the Contributor shall assign to the Contributee at Closing (without recourse to the Contributor) any rights of the Contributor to, and the Contributee shall be entitled to receive and retain, all awards for the taking of the Real Property or any portion thereof or conveyance in lieu thereof or insurance proceed payable with respect to any damage, as the case may be (less the costs and expenses described above in this Section 5 to the extent not previously paid to the Contributor out of the award or proceeds for the applicable taking, conveyance in lieu thereof or casualty).

(ii)In the event of any casualty at any Property prior to Closing, the Contributor shall use reasonable and good faith efforts (subject to receipt of insurance proceeds) to repair and restore the Property prior to Closing.  If, however, the repair or restoration is not completed prior to Closing, then the parties shall proceed to consummate the Closing and at Closing, the Contributor shall deliver to the Contributee the amount of any insurance proceeds on account of such casualty which have been actually paid to the Contributor prior to the Closing Date as a result of such casualty (less all costs and expenses, including, without limitation, attorneys’ fees and costs, incurred by the Contributor as of the Closing Date in obtaining payment of such proceeds or in repairing or restoring the Real Property) and, to the extent such proceeds have not been delivered to the Contributor, the Contributor shall assign to the Contributee at Closing (without recourse to the Contributor) any rights of the Contributor to, and the Contributee shall be entitled to receive and retain, all insurance proceed payable with respect to any damage (less the costs and expenses described above in this Section 5 to the extent not previously paid to the Contributor out of the proceeds for the casualty).

6. Representations, Warranties and Covenants of the Contributor. Contributor hereby makes the following representations, warranties and covenants, each of which is material and being relied upon by the Contributee, each and every one of which is true, correct, and complete, as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct, and complete as of the Closing Date.

 A. Organization and Authority.  The Contributor is a Delaware limited liability company, duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation. The Contributor has full limited liability company right, power and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  This Agreement constitutes the legal, valid and binding obligation of the Contributor, enforceable against it in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

B. Ownership.

(i) The Contributor owns a fee simple interest in the Property, beneficially and of record, free and clear of any and all Encumbrances except for the Existing Lien. At Closing, upon consummation of the transactions contemplated hereby, the Contributee and agreed upon hereunder, will acquire the interest in the Property free and clear of any and all Encumbrances.

(ii) The Contributor has not granted to any other person or entity an option to purchase or a right of first refusal in connection with the Property, or any portion thereof or any direct or indirect interest therein nor are there any agreements or understandings between the Contributor and any other person or entity with respect to the disposition of the Property or any portion thereof and no other person or entity holds any economic or other beneficial interest in the Property;

(iii) except as otherwise disclosed in writing by or on behalf of the Contributor to the Contributee, or in the Title Commitment, and except with respect to Permitted Exceptions, the  Contributor has not received any written notice, nor has any actual knowledge, that the Real Property or any portion or portions thereof is or will be subject to or affected by any special assessments, whether or not presently a lien thereon;

(iv) except as otherwise disclosed in writing by or on behalf of the Contributor to the Contributee, or in the Title Commitment, and except with respect to Permitted Exceptions, the Contributor has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the Real Property; and

(v) the Contributor has no actual knowledge and has not received any written notice that any present default or breach exists under (A) any Encumbrance encumbering the Real Property or (B) any covenants, conditions, restrictions, rights-of-way or easements which may affect the Real Property or any portion or portions thereof.  Except as otherwise disclosed in writing to the Contributee, or in the Title Commitment, the Contributor has not received any written notices from any Governmental Entity (as defined below), and alleging the existence of any violation of law or governmental regulations with respect to the Real Property.

C. Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any limited liability company agreement, partnership agreement, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation (i) to which the Contributor is a party or by which the Contributor is bound and (ii) that is applicable to the Contributor or the Property.  The execution and delivery of this Agreement and the performance by the Contributor of its  obligations hereunder require no further action or approval of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Contributor in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

D. Litigation. There is no action, suit, or proceeding pending against Contributor nor to the knowledge of Contributor, is there any threatened  before any arbitrator or before any Governmental Entity which (i) in any manner raises any question affecting the validity or enforceability of this Agreement; (ii) could materially and adversely affect the business, financial position, or results of operations of Contributor; (iii) could materially and adversely affect the ability of Contributor to perform its obligations hereunder, or under any document to be delivered pursuant hereto; (iv) could create a lien on the Real Property, any part thereof, or any interest therein; or (v) could materially and adversely affect the Real Property, any part thereof, or any interest therein (any such matter, “Litigation”).

E. No Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by such Contributor has been obtained or will be obtained on or before the Closing Date.

F. [Reserved]

G. Tax Matters. The Contributor represents and warrants that it has obtained from its own counsel advice regarding the tax consequences of (i) the transfer of the Property to the Contributee and the receipt of the Consideration, as consideration therefor, (ii) the receipt of the Class 2 Beneficial Interests; and (iii) any other transaction contemplated by this Agreement. The Contributor further represents and warrants that it has not relied on the Contributee, any other contributor or any such party’s respective affiliates, representatives, counsel or other advisors and their respective representatives for such tax advice.

H. Bankruptcy with Respect to the Contributor. No Act of Bankruptcy has occurred with respect to the Contributor. As used herein, “Act of Bankruptcy” shall mean if the Contributor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of its creditors, (iv) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (v) be adjudicated bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, receivership, dissolution, winding-up or composition or adjustment of debts, (vii) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (viii) take any entity action for the purpose of effecting any of the foregoing.

I. Brokerage Commission. The Contributor has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributor. The Contributor hereby agrees to indemnify and hold the Contributee and its respective employees, directors, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses actually suffered or incurred by any of the indemnified parties and directly arising out of a breach of the foregoing provisions of this Subsection I.  This indemnification shall survive Closing or any termination of this Agreement for a period of one (1) year.

J. Further Representations and Warranties. Each of the following statements is true, correct and complete as of the date of this Agreement (unless they expressly provide for a future date), and will be true, correct and complete as of the Closing Date:

(i) Liabilities; Indebtedness. Except with respect to the Permitted Exceptions and Existing Indebtedness, the Contributor has not incurred any indebtedness related to the Property.

(ii) Environmental Conditions.  The Contributor has not received any written notice from the United States Environmental Protection Agency or any other Governmental Entity that regulates Hazardous Substances or public health risks or other environmental matters or any other private party or Person alleging (1) the presence or Release, at the Property, of (x) any Hazardous Substance and (y) which Hazardous Substance would cause the Real Property to be in violation of any applicable Environmental Laws, or (2) that the Property is not in compliance with applicable Environmental Laws.  The Contributor has not been served with any summons and complaint with respect to any litigation, nor has the Contributor received any written notice, from any Governmental Entity, of any pending investigation, where such litigation or investigation concerns the alleged presence of any Hazardous Substances located in, on or under or upon the Property, nor to the actual knowledge of the Contributor, has any such litigation been threatened, in writing delivered to the Contributor, in the last twelve (12) months by any Governmental Entity of any third party.

(iii) No Continuing Obligations. The Contributor is not a party to any written contract with any Governmental Entity or any person pursuant to which the Contributor has any indemnity or other continuing obligation with respect to (i) the remediation or investigation of any condition resulting from the treatment, storage, or release of Hazardous Substances; or (ii) any actual or potential non-compliance with Environmental Laws.

(iv) Compliance With Laws. The Contributor has not received any written notice from any Governmental Entity of the institution of any proceedings relating to the revocation or modification of any certificates, authorities or permits issued by any state or federal agencies or bodies necessary to conduct the business to be conducted by the Contributor which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Real Property.  To the knowledge of the Contributor, the Contributor has not received any written notice from any Governmental Entity alleging the existence of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment,  wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans With Disabilities Act or any restrictive covenants or other easements, encumbrances or agreements, relating to the Real Property, which remains uncured and would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Real Property. The Contributor has not received any written notice from any Governmental Entity indicating that any inquiry, complaint, proceeding or investigation (excluding routine, non-violative matters or routine periodic inspections) is contemplated or, to the actual knowledge of the Contributor, is pending regarding compliance of the Property with any laws.

(v) Condemnation and Moratoria. The Contributor has not received any written notice from any Governmental Entity, of any (i) pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any material portion of the Real Property; (ii) pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Real Property; or (iii) pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Real Property.

(vi)  Defaults. The Contributor has not given or received any written notice of any uncured default with respect to any agreement to which the Contributor is a party and that affects the Property, and, to the Contributor’s knowledge, no event has occurred or is threatened, which through the passage of time or the giving of notice, or both, would constitute a material default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon the Property, except for Permitted Exceptions.

(vii) Permits.  No written notice has been received by the Contributor from any Governmental Entity that the Property is in material violation of the terms and conditions of any Permit applicable thereto or that any Permit not in effect is required for the lawful operation of the Property as currently conducted.  True, complete and correct copies of all Permits and all amendments and supplements thereto have been delivered to the Contributee prior to the date hereof.

As used in this Subsection J, the following terms shall have the following meanings:

(a)  “Environmental Laws” means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of any Governmental Entity and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the  protection of human health or the environment as in effect on the date of  hereof, including but not limited to those pertaining to reporting, licensing,  permitting, investigation, removal and remediation of Hazardous Substances,  including without limitation: (x) the Comprehensive Environmental Response,  Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource  Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air  Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act  (33 U.S.C. Section 1251), the Safe Drinking Water Act (42 U.S.C. 300f et seq.),  the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), the Endangered  Species Act (16 U.S.C. 1531 et seq.), the Emergency Planning and Community  Right-to-Know Act of 1986 (42 U.S.C. 11001 et seq.), and (y) applicable state  and local statutory and regulatory laws, statutes and regulations pertaining to  Hazardous Substances.

(b)  “Hazardous Substance” means any substance which is controlled, regulated or prohibited under any Environmental Law as in effect as of the date hereof.

(c)  “Release” shall have the same meaning as the definition of “release” in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) at 42 U.S.C. Section 9601(22).

(d)  “Liens” means any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.

(e)  “Permits” means all licenses, permits, variances, and certificates issued by a Governmental Entity and used in connection with the ownership, operation, use, or occupancy of the Property (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Entity concerning ownership, operation, use, or occupancy of the Property).

(j) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or governmental entity.

K.   Taxes.  (x) All returns, reports and forms (including elections, declarations, amendments, schedules, information returns or attachments thereto) required to be filed with a governmental authority with respect to taxes (“Tax Returns”) with respect to the Contributor and its assets that are required to have been filed in any jurisdiction, and all taxes shown to have been due and payable on such Tax Returns have been paid or set aside in accounts for payment, or accrued or reserved in cash for such payments on its books and records, and the Contributor is not presently under audit by any governmental authority with respect to any such taxes.  (y) Such Tax Returns (if any) have been accurately prepared and the Contributor is treated as a partnership for federal income tax purposes and has not elected to be treated as a corporation for federal tax purposes.  (aa) There are no liens for taxes upon, pending against or, to the Contributor’s knowledge, threatened against, any asset of the Contributor, and the Contributor is not subject to any tax allocation or sharing contract.  (bb) The Contributor is a United States persons not subject to withholding under Section 1446 of the Code.  (cc) The Contributor has not been a party to any “listed transaction” or “transaction of interest” as defined in Code Section 6706(A)(c)(2) and the regulations promulgated thereunder.

L.  Representations True and Correct. The Contributor hereby represents and warrants that this Agreement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements herein not misleading.  In the event that changes occur as to any material information, documents or exhibits referred to in this Agreement, of which the Contributor has knowledge and such change shall cause any of the preceding representations and warranties to be rendered untrue, in any material respect, the Contributor will promptly disclose the same to the Contributee; and, in the event of any such material change, the Contributee may, at its election and in its reasonable discretion, terminate this Agreement in writing, on or before the Closing Date, in the event that the Contributor fails, for any reason, to cure the resulting breach of such warranty or representation on or before the Closing Date and to the reasonable satisfaction of the Contributee.

M.  AS-IS, WHERE-IS.  Except as expressly set forth in this Section 6, Contributor makes no express or implied warranty of any kind whatsoever.  ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED AND EXCEPT TO THE LIMITED AND SPECIFIC EXTENT PROVIDED HEREIN TO THE CONTRARY, THE CONTRIBUTION OF THE PROPERTY SHALL OCCUR ON A STRICT AND ABSOLUTE “AS-IS,” “WHERE-IS” BASIS.

N.  Knowledge.  All references in this Agreement to “Contributor’s knowledge,” “Contributor’s actual knowledge,” or words of similar import shall refer only to the actual (as opposed to deemed, imputed or constructive) knowledge of Brent Winn, after reasonable inquiry and, notwithstanding any fact or circumstance to the contrary, shall not be construed to refer to the knowledge of any other person or entity.  All references to “Contributee’s knowledge” or words of similar import shall refer to the actual (as opposed to deemed, imputed or constructive) knowledge, after reasonable inquiry, of the senior officers of the Contributee.

7. Representations and Warranties of the Contributee. The Contributee hereby makes the following representations and warranties, each of which is (x) material and being relied upon by the Contributor, (y) true, correct, and complete as of the date of this Agreement (unless they expressly provide for a future date) and (z) will be true, correct, and complete as of the Closing Date:

A. Organization and Authority. The Contributee is a Delaware statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to execute and deliver this Agreement and to perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance by the Contributor of its obligations hereunder have been duly authorized by all requisite action and require no further action or approval of the Contributee’s trustees, or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such entity in accordance with its terms subject, as to enforcement, to the bankruptcy, reorganization, insolvency and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.  This Agreement constitutes the legal, valid and binding obligation of the Contributee, enforceable against it in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

B. Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Contributee has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under its operating agreement, or any material mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Contributee.

C. Litigation.  There is no action, suit, or proceeding, pending or, to the knowledge of the Contributee, threatened, against or affecting the Contributee in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which in any manner raises any question affecting the validity or enforceability of this Agreement or could materially and adversely affect the ability of the Contributee to perform its obligations under this Agreement, or under any document to be delivered pursuant to this Agreement.

D. Contributee Class 2 Beneficial Interests Validly Issued. The Contributee Class 2 Beneficial Interests to be issued to the Contributor hereunder shall be duly and validly authorized and issued, free of any preemptive or similar rights or any encumbrances, other than encumbrances arising under applicable securities laws, or any lockup agreement to which the Contributor becomes a party.

E. Consents. Except as may otherwise be set forth in this Agreement, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Contributor has been obtained or will be obtained on or before the Closing Date.

F. Brokerage Commission. The Contributee has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Contributee. The Contributee hereby agrees to indemnify and hold each Contributor harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

G. Representations True and Correct. In the event that changes occur as to any material information, documents or exhibits referred to in this Agreement, of which the Contributee has knowledge and such change shall cause any of the preceding representations and warranties to be rendered untrue, in any material respect, such entity will promptly disclose the same to the Contributor; and, in the event of any such material change, the Contributor may, at its election, terminate this Agreement in writing, on or before the Closing Date, in the event that the Contributee fails, for any reason, to cure (on or before the

Closing Date) the resulting breach of such warranty or representation to the reasonable satisfaction of the Contributor.

8. Tax Covenants.  The Contributor shall provide (but at no out-of-pocket expense to the Contributor) the Contributee with such cooperation and information with respect to taxes relating to the Real Property as is reasonably requested by the Contributee and as is reasonably in the control or possession of the Contributor; and shall cooperate (but, again, at no out-of-pocket expense to the Contributor or its beneficial owners) with the Contributee with respect to its filing of tax returns. The Contributee shall promptly notify the Contributor in writing upon receipt by the Contributee or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments relating to the Contributor or the Real Property and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Contributee or any of its affiliates, in each case which may affect the liabilities for taxes of the Contributor with respect to any tax period ending on or before the Closing Date. The Contributor shall promptly notify the Contributee in writing upon receipt by the Contributor of written notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the Real Property.  The Contributee and the Contributor, may participate, each at its own expense, in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Contributor shall have the right to control the conduct of any such audit or proceeding or portion thereof and the Contributor shall have potential liability for the payment of any additional taxes attributable to any taxable period ending on or before the Closing Date, and the Contributee shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Contributee nor the Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld or delayed.  The Contributor shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

9. Conditions Precedent to the Obligations of the Contributee. The Contributee’s obligation to perform any obligation provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

A. The obligations of the Contributor contained in this Agreement to be performed by it shall have been duly performed by it on or before the Closing Date and the Contributor shall not have breached, in any material respect, any of its covenants or agreements contained herein and failed to cure such breach.

B. Concurrently with the Closing, the Contributor shall have executed and delivered to the Contributee the documents required to be delivered pursuant to Section 5.B. and Section 5.C. of this Agreement.

C. The Contributor shall have obtained and delivered to the Contributee any consents or approvals of any Governmental Entity or third parties (including, without limitation, any lenders and lessors) required to consummate the transactions contemplated by this Agreement. As used herein, the term “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

D. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

E. The Title Company shall be irrevocably committed to issuing a Title Policy upon Closing insuring ownership of the Real Property in the name of the Successor Assignee, as nominated by the Contributee  hereunder, in the amount equal to that portion of the Consideration respectively allocable to the Property, or such other amount as determined by the Contributee, subject only to Permitted Exceptions.

F. There shall be no pending actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, affecting the Real Property or any portion thereof in any material way, or relating to or arising out of the ownership of the Real Property, in any court or before or by a federal, state, county, municipal department, commission, board, bureau, or agency or other governmental instrumentality having jurisdiction over the Property.

Any or all of the foregoing conditions may be waived by the Contributee in its sole and absolute discretion.

10. Conditions to the Contributor’s Obligations. The Contributor’s obligation to perform any obligations provided for in this Agreement is conditioned upon the occurrence of the following conditions on or before the Closing Date:

A.  The representations, warranties and covenants of the Contributee contained in this Agreement shall be true and correct as of the Closing Date.

B. The obligations contained in this Agreement to be performed by the Contributee shall have been duly performed on or before the Closing Date and the Contributee shall not have breached any of its covenants or agreements contained herein.

C. The Contributee shall deliver to the Contributor a written confirmation from the transfer agent (which may be a third party transfer agent), attesting to the registration of the Contributee Class 2 Beneficial Interests on the books and records of the Contributee.

D.  Such other documents and instruments as may reasonably be required by Contributor and its respective counsel or the Title Company and that are necessary to consummate the transaction which is the subject of this Agreement and to otherwise effect the agreements of the parties hereto.

E.  No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity that prohibits the consummation of the transactions contemplated hereby, and no litigations or governmental proceeding seeking such an order shall be pending or threatened.

Any or all of the foregoing conditions may be waived by the Contributor in its sole and absolute discretion.

11. Survival of Representations and Warranties; Indemnity for Breach by Contributor.

A.Subject to the agreements in Section 4 hereof, all representations and warranties of the Contributor and the Contributee in this Agreement shall survive the Closing for a period of one (1) year after the Closing Date; provided, however, the representations and warranties of the Contributor in Section 6(J)(vii) shall survive until the expiration of the applicable statute of limitations.

B.Contributor hereby agrees to indemnify and hold Contributee and its respective trustees, employees, directors, officers, partners, affiliates and agents (collectively, the “Contributee

Indemnified Parties”) harmless of and from all Losses actually suffered or incurred by Contributee Indemnified Parties as a direct result of, or by direct reason of any breach of Contributor’s representations, warranties or covenants contained in this Agreement and any exhibit or attachment to this Agreement, provided, however, that with respect to the breach of any representation or warranty contained in Section 6 (other than Section 6(J)(vii), which shall survive until the expiration of the applicable statute of limitations), written notice containing a description of the specific nature of such breach shall have been delivered by the Contributee Indemnified Party to Contributor prior to the expiration of said one (1) year survival period.  The maximum amount that Contributee shall be entitled to collect from Contributor in connection with all claims for indemnity for Losses resulting from all breaches by Contributor of any representation or warranty made by Contributor, or the failure of any covenants of Contributor shall in no event exceed the Property Value (as such term is defined on Exhibit B hereto).

C.The provisions of this Section 11 shall survive the Closing.

12. Indemnity by Contributee.

A.  The Contributee hereby agrees to indemnify and hold the Contributor and its respective employees, directors, partners, members, trustees, affiliates and agents (collectively, the “Contributor Indemnified Parties”) harmless of and from (i) all Losses which it actually suffers or incurs as a direct result of, or by direct reason of, any breach of the Contributee’s representations or warranties contained in and/or all of this Agreement and any exhibit or attachment to this Agreement or breach of any covenant or agreement made or to be performed by the Contributee pursuant to this Agreement, including any Exhibit hereto, and (ii) any fees, expenses and costs to be paid by the Contributee pursuant to Section 5(D) hereof.

B.  Any claim for indemnification under this Section 12 must be asserted in writing, stating the nature of such claim and the basis for indemnification therefor.  Any claim for indemnification arising only from a breach of any representation or warranty made by the Contributee under this Agreement (“Rep/Warranty Claims”) must be asserted within one year after the Closing. If so asserted in writing within one year after the Closing, all Rep/Warranty Claims for indemnification shall survive until resolved by mutual agreement between the Contributor and the Contributee or by judicial determination, but the foregoing shall apply to Rep/Warranty Claims only if they were timely made pursuant to the second sentence of this Section 12.  Notwithstanding the foregoing, any claim for breach of Section 4 hereof must be so asserted prior to expiration of the applicable statute of limitations (in lieu of the one-year period set forth above).

C.	The provisions of this Section 12 shall survive the Closing.

13. Assignment. Notwithstanding the terms agreed to hereunder, neither this Agreement nor any right, interest or obligation hereunder may be further assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void; provided that the Contributee may assign all of its rights and duties under this Agreement to an “affiliated company” (as hereafter defined) without the written consent of the Contributor. An “affiliated company” shall mean an entity that controls, is controlled by, or is under common control with, the Contributee.

14. Successors and Assigns. The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, successors and permitted assigns.

15. Governing Law. This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

16. Third Party Beneficiary. Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

17. Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision and to execute any amendment, consent, or agreement deemed necessary or desirable by the Contributee to effect such replacement.

18. Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement and that it has or will consult with its own advisors.

19. Certain Securities Matters.  No sale of the Contributee Class 2 Beneficial Interests is intended by the parties by virtue of their execution of this Agreement.  Any sale of the Contributee Class 2 Beneficial Interests contemplated under this Agreement will occur, if at all, upon the Closing.

20.  Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by electronic mail (to the email address set forth below as may be changed by notice to the other party) or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Contributor:

MDRR XXV Depositor 1, LLC

P. O. Box 8436

Richmond, VA  23226

Attention: Brent Winn

Email: bwinn@medalistreit.com

With a copy to:

T. Rhys James, Esq.

Williams Mullen

222 Central Park Avenue

Suite 1700

Virginia Beach, VA 23462-3035

rjames@williamsmullen.com

If to the Contributee, to:

MDRR XXV DST 1, LLC

P.O. Box 8436

Richmond, VA 23226

Attention: Brent Winn

Email: bwinn@medalistreit.com

With a copy to:

T. Rhys James, Esq.

Williams Mullen

222 Central Park Avenue

Suite 1700

Virginia Beach, VA 23462-3035

rjames@williamsmullen.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 20, be deemed given upon delivery, (ii) if delivered by mail in the manner described above to the address as provided in this Section 20, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 20). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with this Section 20.

21.  Time of the Essence.  Time is of the essence of this Agreement.

22.  Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that the Contributor and the Contributee have contributed substantially and materially to the preparation of this Agreement.  The headings of various Sections in this Agreement are for convenience only, and are not to be utilized in construing the content or meaning of the substantive provisions hereof.

23.  Partial Invalidity.  The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

24.  Weekends, Holidays, Etc. If the time period by which any right, option or election provided for under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which Closing must be held, expires on a day which is a Saturday, Sunday, or official federal or a state holiday for the State of Delaware, then such time period shall be automatically extended through the close of business on the next business day.

25.  Further Assurances. From time to time, at either party’s request, whether on or after Closing, and without further consideration, the other party shall execute and deliver any further instruments of conveyance and take such other actions as the requesting party may reasonably require to complete more effectively the transfer of the Real Property to the Contributee.  Contributor shall not, however, be required to incur any out-of-pocket expense in order to satisfy or comply with a request from the Contributee.

26. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27. Entire Agreement and Amendments. This Agreement, together with all exhibits attached hereto or referred to herein, contain all representations and the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and exhibits hereto. This Agreement may only be modified or amended upon the written consent of each party hereto.

[Signature pages follow.]

 IN WITNESS WHEREOF, the parties have executed this Contribution Agreement effective as of the date first written above.

CONTRIBUTOR:

MDRR XXV DEPOSITOR 1, LLC,

a Delaware limited liability company

By: MDRR Sponsor TRS, LLC, a Delaware limited liability company

Its: Sole Member

By: Medalist Diversified Holdings, L.P.

          Its: Sole Member

By: Medalist Diversified REIT, Inc.

Its: General Partner

By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Its:	Chief Financial Officer

[Signature Page to Contribution Agreement – Signatures Continue]

CONTRIBUTEE:

MDRR XXV DST 1,

a Delaware statutory trust

By: MDRR XXV Depositor 1, LLC,

Its: Manager

By: MDRR Sponsor TRS, LLC,

Its: Sole Member

By: Medalist Diversified Holdings, L.P.

          Its: Sole Member

By: Medalist Diversified REIT, Inc.

Its: General Partner

By:	/s/ C. Brent Winn, Jr.
Name:	C. Brent Winn, Jr.
Its:	Chief Financial Officer

Date:November 7, 2025

[Signature Page to Contribution Agreement]

EXHIBITS AND SCHEDULES

Exhibit A-Property Description

Exhibit B-Class 2 Beneficial Interests

Contribution Agreement (GK Revisions 5-11) v5Contribution Agreement REV 05092010.doc

Exhibit A

Legal Description of Property

EXHIBIT A

Legal Description

COMMENCE AT THE SOUTHWEST CORNER OF SECTION 7 TOWNSHIP 1 SOUTH, RANGE 30 WEST ESCAMBIA COUNTY FLORIDA, THENCE GO NORTH 01 DEGREES 13 MINUTES 41 SECONDS EAST ALONG THE WEST LINE OF THE AFOREMENTIONED SECTION 7, A DISTANCE OF 98.36 FEET TO THE NORTHERLY RIGHT OF WAY LINE OF U.S HIGHWAY 90 (NINE MILE ROAD, 200 FT R/W) THENCE GO SOUTH 88 DEGREES 17 MINUTES 00 SECONDS EAST ALONG THE NORTHERLY RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 A DISTANCE OF 191.71 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND AS DESCRIBED IN OFFICIAL RECORDS BOOK 6626, PAGE 1617 OF THE PUBLIC RECORDS OF SAID COUNTY THENCE CONTINUE SOUTH 88 DEGREES I7 MINUTES 00 SECONDS EAST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 742.71 FEET TO THE POINT OF BEGINNING THENCE DEPARTING SAID NORTH RIGHT OF WAY LINE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST A DISTANCE OF 324.79 FEET THENCE GO NORTH 88 DEGREES 17 MINUTES 24 SECONDS WEST A DISTANCE OF 3.53 FEET THENCE GO NORTH 01 DEGREES 48 MINUTES 11 SECONDS EAST A DISTANCE OF 201.86 FEET THENCE GO SOUTH 88 DEGREES 18 MINUTES 01 SECONDS EAST A DISTANCE OF 3.22 FEET THENCE GO NORTH 01 DEGREES 43 MINUTES 00 SECONDS EAST 40.33 FEET TO A POINT ON THE SOUTH LINE OF WHISPERING PINES SUBDIVISION AS RECORDED IN PLAT BOOK 4 AT PAGE 26 OF THE PUBLIC RECORDS OF ESCAMBIA COUNTY FLORIDA THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST ALONG THE SOUTH LINE OF AFORESAID WHISPERING PINES SUBDIVISION A DISTANCE OF 171.59 FEET THENCE DEPARTING SAID SOUTH LINE SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 17.57 FEET THENCE GO SOUTH 88 DEGREES 19 MINUTES 24 SECONDS EAST A DISTANCE OF 181.31 FEET TO THE WESTERLY RIGHT OF WAY LINE OF MUSIC LANE (66 FT R/W) THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST ALONG THE AFORESAID WESTERLY RIGHT OF WAY LINE OF MUSIC LANE. A DISTANCE OF 249.67 FEET THENCE DEPARTING SAID WESTERLY RIGHT OF WAY LINE GO NORTH 88 DEGREES 49 MINUTES 37 SECONDS WEST A DISTANCE OF 160.00 FEET THENCE GO SOUTH 01 DEGREES 10 MINUTES 23 SECONDS WEST A DISTANCE OF 298.48 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF SAID U.S. HIGHWAY 90 THENCE GO NORTH 88 DEGREES 17 MINUTES 00 SECONDS WEST ALONG SAID NORTH RIGHT OF WAY LINE A DISTANCE OF 198.27 FEET TO THE POINT OF BEGINNING.

Together with those certain easements for ingress, egress, parking, and to use of the Common Areas as set forth in that certain Declaration of Easements, Covenants and Restrictions for Nine Mile Plaza Shopping Center Pensacola, Escambia County, Florida, recorded July 17, 2014 in Official Records Book 7198, Page 274, as amended in that First Amendment to the Declaration of Easements, Covenants and Restrictions recorded 7/15/2015 in Official Records Book 7375, Page 992, as further affected by that Second Amendment to the Declaration of Easements, Covenants and Restrictions recorded 8/26/2024, in Official Records Book 9194, Page 871, of the public records of Escambia County, Florida.

Exhibit B

Class 2 Beneficial Interests

The value of the Class 2 Beneficial Interests constituting the Class 2 Beneficial Interests shall mean the Property Value, less: (i) the Cash Amount, and (ii) the value of any assumed Encumbrances, further subject to adjustment in accordance with the Contribution Agreement.

“Property Value” means $14,554,504.